Exhibit 99.1

View Raises $200M in Convertible Senior Notes

Investment led by an affiliate of RXR, with participation from leading real estate firms USAA Real Estate, Anson Funds, and the Environmental Strategies Group of BNP Paribas Asset Management. Scott Rechler to join View Board of Directors.

MILPITAS, Calif. – October 27, 2022 – View (NASDAQ: VIEW) (“View” or the “Company”) today announced it has raised $200 million in Convertible Senior Notes, which supports View’s continuing growth and path to profitability, following the inclusion of its smart windows in the Investment Tax Credit (ITC) within the recently passed Inflation Reduction Act of 2022. The investment is led by RXR-affiliated investment vehicles, with participation from USAA Real Estate, Anson Funds, and the Environmental Strategies Group of BNP Paribas Asset Management, as well as other new and existing investors. Scott Rechler, Chairman and CEO of RXR, will join the Company’s Board of Directors.

“At View, we are committed to creating sustainable, experiential, healthier, and smarter buildings. With the products and operations already in place, this capital allows us to scale our business to broad market adoption and profitability,” said Dr. Rao Mulpuri, CEO of View. “We’re excited to have such strong endorsements from leaders across the real estate industry. I’m thrilled to welcome Scott to our Board of Directors. As the leader of one of the most innovative real estate developers, his knowledge of the real estate ecosystem, and his drive for positive change in the industry match perfectly with our mission. He also adds substantial expertise to our Board with his deep public-company experience.”

“Smart windows represent one of the most impactful ways to reduce energy usage and carbon emissions from real estate,” said Scott Rechler, Chairman and CEO of RXR. “View has thoughtfully built the intellectual property, full-stack products, manufacturing capacity, operational infrastructure, and most importantly, a delighted customer base needed to transform the real estate industry. I’m looking forward to working with Rao and the team to rapidly scale this platform into an even more successful business.”

Scott Rechler is the Chief Executive Officer and Chairman of RXR. In addition to his role at RXR, Scott serves on the Board of Directors of the Federal Reserve Bank of New York, Chair of the Regional Plan Association (RPA), Trustee and Vice Chair of the National September 11 Memorial and Museum at the World Trade Center, Member of the Real Estate Board of New York (REBNY), Chair of The Feinstein Institute for Medical Research, Member of the Board of Trustees at Northwell Health, Member of the NYU Real Estate Institute Advisory Committee, Co-Chair on the Board of the Tribeca Film Institute, Member of the Board of the Drum Major Institute, Convene, Kitchen United, and the Hospital for Special Surgery. From 2011 to 2016, Scott served on the Board of Commissioners as Vice Chairman for the Port Authority of New York and New Jersey and later served on the Board of the New York Metropolitan Transportation Authority (MTA) from 2017 to 2019. He previously was the Chairman and Chief Executive Officer of Reckson Associates Realty Corp. (NYSE: RA) and served on the Board of Directors of American Campus Communities, Inc. (NYSE: ACC).

“USAA Real Estate has firsthand experience with View Smart Windows as they have continued to refine their products over the last several years,” said Len O’Donnell, CEO of USAA Real Estate. “This is an amazing technology that offers the potential to transform our industry, and with the addition of the recent tax credit, it’s economically attractive for anyone in the real estate industry to deploy in their entire portfolio. We could not be more excited to be part of View’s growth story.”

“We urgently need to reduce the carbon footprint of our built environment. View offers one of the best solutions to do this while also making buildings smarter, healthier, and more efficient,” said Edward Lees, Co-Head of the Environmental Strategies Group at BNP Paribas Asset Management. “The Inflation Reduction Act of 2022, which includes Smart Windows in the ITC, will now accelerate the roll-out of this innovative product that is already used in a growing number of leading buildings.”

“Anson is delighted to be participating in this strategic financing round that will enable View to embark on its next stage of growth,” said Moez Kassam, CIO of Anson Funds, a leading alternative asset management company with a core focus on global real estate securities. “View has proven out their smart window technology, helping their high-quality customer base reduce its environmental impact and we believe the ITC will help speed up adoption of this next-generation technology.”

For further details regarding the investment, please see the Company’s Current Report on Form 8-K, filed on October 27, 2022.

The management presentation can be found on View’s investor relations website investors.view.com/investor-relations

Forward-Looking Statements

This press release and certain materials View files with the U.S. Securities and Exchange Commission (the “SEC”), as well as information included in oral statements or other written statements made or to be made by View, other than statements of historical fact, contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are based on current expectations, estimates, assumptions, projections, and management’s beliefs, that are subject to change. There can be no assurance that these forward-looking statements will be achieved; these statements are not guarantees of future performance and are subject to certain risks, uncertainties, and other factors, many of which are beyond View’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. View’s business is subject to a number of risks which are described more fully in View’s Annual Report on Form 10-K for the year ended December 31, 2021, and its subsequent Quarterly Reports on Form 10-Q. View undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

About View

View is the leader in smart building technologies that transform buildings to improve human health and experience, reduce energy consumption and carbon emissions, and generate additional revenue for building owners. View Smart Windows use artificial intelligence to automatically adjust in response to outdoor conditions, eliminating the need for blinds and increasing access to natural light. Every View installation includes a cloud-connected smart building platform that can easily be extended to reimagine the occupant experience. View’s products are installed in offices, apartments, airports, hotels, and educational facilities. For more information, please visit: www.view.com.

About RXR

RXR is an innovative investor, developer and place-maker committed to applying a customer and community-centered approach to building properties, services, and products that create enduring value for all stakeholders. Headquartered in New York with a national platform strategy, RXR is a 500+ person, vertically integrated operating and development company with expertise in a wide array of value creation activities, including ground up real estate, infrastructure and industrial development, uncovering value in underperforming properties, repurposing well-located iconic properties, incorporating cutting edge technologies and value-added lending. The RXR platform manages 93 commercial real estate properties and investments with an aggregate gross asset value of approximately $22.3 billion, comprising approximately 30.3 million square feet of commercial properties, a multi-family residential portfolio of approximately 7,600 units under operation or development, and control of development rights for an additional approximately 3,800 multi-family and for sale units as of June 30, 2022. Gross asset value was compiled by RXR in accordance with company fair value measurement policy and is comprised of capital invested by RXR and its partners, as well as leverage. Visit RXR.com for more information.

About USAA Real Estate

Along with its affiliate companies, USAA Real Estate invests across the risk spectrum for a global client base, managing over $35 billion in net assets under management within a diversified portfolio across North America and Europe. USAA Real Estate provides strategic equity and debt capital, including to capitalize on the accelerating demand for technology-driven real estate assets, to meet the critical need for housing solutions, and for other market and capital structure opportunities exhibiting compelling risk-return characteristics. For more information, please visit: www.usrealco.com.